EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:  Josh C. Anders (281) 974-9442

ADAMS RESOURCES ANNOUNCES FOURTH QUARTER 2016 RESULTS

Houston (March 15, 2017) -- Adams Resources & Energy, Inc., (NYSE MKT: AE)(“Adams” or the “Company”) announced an unaudited fourth quarter 2016 net loss of $0.2 million or $0.04 per common share on revenues of $299.0 million.  This compares to an unaudited net loss of $8.4 million or $1.99 per common share on revenues of $348.3 million for the fourth quarter of 2015.  For the full year 2016, the Company had net income of $2.5 million or $0.60 per share on revenues of $1.1 billion.

        2016 Highlights:

•	Gross revenues of over $1 billion for the full year ended December 31, 2016
•	Adams Resources & Energy, Inc’s crude oil and transportation subsidiary, GulfMark Energy, Inc., marketed approximately 73,000 barrels of oil per day during 2016
•	2016 marked the beginning of our effort to diversify offerings at the transportation subsidiary by trucking dry bulk materials
•	Generated positive free cash flow (cash flow from operations before changes in working capital less capital expenditures) during 2016
•	Dividend of $0.88 per share for the year ended December 31, 2016
•	No short or long term debt as of December 31, 2016
•	Over $147 million of liquidity ($87 million of cash and cash equivalents and $60 million of undrawn letter of credit facility) at year-end 2016

“During 2016, Adams took significant steps to broaden our service offerings including beginning to diversify into dry bulk transportation and focusing on gaining access to new areas within our crude oil marketing and transportation segment.  During 2017, we plan to continue to find ways to leverage our existing businesses and focus on strategic business development efforts.” said Thomas S. Smith, President and Chief Executive Officer.

 During the fourth quarter of 2016, the Company recognized a $0.2 million pre-tax, non-cash impairment charge related to non-core acreage. In the fourth quarter of 2015, as a result of a decline in natural gas and crude oil prices, the Company recognized a $10.9 million pretax non-cash impairment of oil and gas properties.  The Company’s capital structure remains sound and net cash provided by operating activities before changes in working capital totaled $20.8 million for the full year 2016, down from $30.2 million for the year ended December 31, 2015 (see reconciliation table at the end of this press release).  The Company continues to have no bank debt or other forms of debenture obligations and the cash balance at December 31, 2016 totaled $87.3 million, down from $91.9 million as of December 31, 2015.

Capital Investments and Dividends

  During 2016 the Company invested $13.2 million of capital and paid dividends of $3.7 million ($0.88 per share). The Company invested $6.9 million in our truck transportation division, $4.7 million in medical management, $1.3 million in the crude oil marketing segment and less than $1 million in the upstream operations of Adams.  A substantial portion of the $6.9 million invested in the truck transportation business was related to expansion of the Company’s Houston terminal which will allow for further strategic diversification opportunities within the segment.  Adams currently has no plans to pursue further investments in medical management services.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$1,099,540	$1,944,279	$298,969	$348,255

Costs, expenses and other	(1,093,173)	(1,934,556)	(298,807)	(351,184)
Impairment of oil and natural gas
properties	(313)	(12,082)	(226)	(10,891)
Interest income, net	580	314	136	82
Income tax (provision) benefit	(2,691)	770	(240)	5,334
Earnings (loss) from continuing
operations	3,943	(1,275)	(168)	(8,404)
Loss from equity investments,
net of tax	(1,430)	-	-	-

Net earnings (loss)	$2,513	$(1,275)	$(168)	$(8,404)
Earnings (loss) per common share:
From continuing operations	$.94	$(.30)	$(.04)	$(1.99)
From equity investments	(.34)	-	-	-
Basic and diluted net earnings
per common share	$.60	$(.30)	$(.04)	$(1.99)
Dividends per common share	$.88	$.88	$.22	$.22

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	December 31,	December 31,
	2016	2015
ASSETS
Cash	$87,342	$91,877
Other current assets	105,176	84,660
Total current assets	192,518	176,537

Net property & equipment	46,325	59,715
Deposits and other assets	8,029	6,963
	$246,872	$243,215

LIABILITIES AND EQUITY
Total current liabilities	$86,074	$80,197
Other liabilities and deferred taxes	9,486	10,508
Shareholders’ equity	151,312	152,510
	$246,872	$243,215

Adams Resources & Energy, Inc. and Subsidiaries
Unaudited Consolidated Statement of Cash Flows
 (In thousands)

	Year Ended
	2016	2015
CASH PROVIDED BY OPERATIONS:
Net earnings (loss)	$2,513	$(1,275)
Adjustments to reconcile net earnings to net cash
from operating activities-
Depreciation, depletion and amortization	18,792	23,717
Property sale (gains) other	(1,966)	(535)
Dry hole costs incurred	-	817
Impairment of oil and natural gas properties	313	12,082
Provision for doubtful accounts	19	27
Deferred income taxes (includes equity investments)	(857)	(4,843)
Net change in fair value contracts	(243)	188
Equity investment (earnings) losses	468	-
Impairment of equity investment	1,732	-
Decrease (increase) in accounts receivable	(15,368)	72,594
Decrease (increase) in inventories	(5,399)	5,810
Decrease (increase) in income tax receivable	(148)	(1,617)
Decrease (increase) in prepayments	492	8,351
Increase (decrease) in accounts payable	6,984	(87,404)
Increase (decrease) in accrued and other liabilities	52	(166)
Other changes, net	(440)	(2,269)
Net cash provided by operating activities	6,944	25,477

INVESTING ACTIVITIES:
Property and equipment additions	(8,484)	(11,074)
Insurance and state collateral (deposits) refunds	1,710	283
Investments	(4,700)	-
Proceeds from property sales	3,706	719
Net cash (used in) investing activities	(7,768)	(10,072)

FINANCING ACTIVITIES:
Dividend payments	(3,711)	(3,712)
Net cash (used in) financing activities	(3,711)	(3,712)

Increase (decrease) in cash and cash equivalents	(4,535)	11,693

Cash and cash equivalents at beginning of year	91,877	80,184

Cash and cash equivalents at end of year	$87,342	$91,877

Adams Resources & Energy, Inc. and Subsidiaries
Unaudited Operating Cash Flow Before Changes in Working Capital Reconciliation
(In thousands)

	Year Ended
	2016	2015
Operating Cash Flow Before Changes in Working Capital Reconciliation:
Net earnings (loss)	$2,513	$(1,275)
Adjustments to reconcile net earnings to net cash
from operating activities-
Depreciation, depletion and amortization	18,792	23,717
Property sale (gains) other	(1,966)	(535)
Dry hole costs incurred	-	817
Impairment of oil and natural gas properties	313	12,082
Provision for doubtful accounts	19	27
Deferred income taxes (includes equity investments)	(857)	(4,843)
Net change in fair value contracts	(243)	188
Equity investment (earnings) losses	468	-
Impairment of equity investment	1,732	-
Operating Cash Flow Before Changes in Working Capital	$20,771	$30,178

Cautionary Statement Regarding Forward-Looking Statements

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions and potential adverse world economic conditions, (b) fluctuations in hydrocarbon commodity prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability and cost of capital, (j) results of current items of litigation, (k) uninsured items of litigation or losses, (l) uncertainty in reserve estimates and cash flows, (n) successful drilling activity and the ability to replace oil and gas reserves, (m) security issues related to drivers and terminal facilities, (o) demand for chemical based trucking operations, (p) financial soundness of customers and suppliers.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.